UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2010

EXPEDITE 4, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52866	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 (701) 568-0890
 (Registrant’s telephone number, including area code)

212 Carnegie Center, #206
Princeton, NJ 08540
 (Former name or former address, if changed since last report)

––––––––––––––––
Copies to:
Gregg E. Jaclin, Esq.
Kristina L. Trauger, Esq.
Yarona Y. Liang, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a company that is in the business of breeding, raising and selling live hogs in accordance with a Share Exchange Agreement dated March 29, 2010 (the “Exchange Agreement”) by and among Expedite 4, Inc. (“we,” “Expedite 4” or the “Company”), Southern China Livestock International Inc., a Nevada corporation (“SCLI”), and the shareholders of SCLI (the “SCLI Shareholders”). The closing of the transaction (the “Closing”) took place on March 29, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of SCLI from the SCLI Shareholders; and the SCLI Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the SCLI Shareholders, their designees or assigns, 5,623,578 shares (the “Exchange Shares”) or 99.97% of the shares of common stock of the Company issued and outstanding after the Closing (the “Combination”).

Pursuant to the terms of the Exchange Agreement, Sheila Hunter, the sole shareholder of the Company, cancelled a total of 98,500 shares of common stock of the Company. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Exchange Agreement, SCLI became a wholly-owned subsidiary of the Company. The sole director of the Company has approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of SCLI have approved the Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Combination, Sheila Hunter resigned as the sole officer and director of the Company, and Luping Pan and Shu Kaneko were appointed as the new officers of the Company. Dengfu Xu, Luping Pan, Shu Keneko and Xin Zhao will be appointed as directors of the Company upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934 (the “Exchange Act”).

The Combination transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

The Offering

On March 29, 2010, pursuant to a Subscription Agreement (the “Subscription Agreement”) between the Company and certain investors named in the Subscription Agreement, we completed an offering (the “Offering”) of the sale of investment units (the “Units”) for a total of $5,090,000, each Unit consisting of two (2) shares of common stock (the “Shares”) and four-year warrants to purchase one (1) share of common stock of the Company, at an exercise price of $5.50 per share (the “Investor Warrants”). The Closing of the Combination was conditioned upon all of the conditions of the Offering being met, and the Offering was conditioned upon the Closing of the Combination.

Additionally, management (the “Lock-Up Shareholders”), entered into Lock-Up Agreements with us whereby the Lock-Up Shareholders agreed they will not, offer, pledge, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock during the period beginning on and including the date of the final Closing of the Offering for a period of eighteen (18) months.

Pursuant to a Holdback Escrow Agreement dated March 29, 2010 (the “Holdback Escrow Agreement”), we have placed $200,000 of the offering proceeds, with our counsel Anslow & Jaclin, LLP to be held in escrow until such time as a qualified chief financial officer has been approved and appointed as an officer of the Company.  As a result of the appointment of Shu Kaneko as the CFO upon the closing, such amount was distributed to the Company at the closing.  Finally, pursuant to a Going Public Escrow Agreement dated March 29, 2010 (the “Going Public Escrow Agreement”), we have placed a total of $300,000 from the offering proceeds with our counsel Anslow & Jaclin, LLP to be used for the payment of fees and expenses related to becoming a public company and listing our securities on a senior exchange.

Pursuant to each of the Holdback Escrow Agreement and Going Public Escrow Agreement, in the event that the proceeds of such escrow accounts have not been fully distributed within two years from the date thereof, the balance of such escrow proceeds shall be returned to the Company.

Registration Rights

The issuance of the Units to the investors was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D and Section 4(2) and/or Regulation S thereof and such other available exemptions. As such, the Shares, the Warrants, and the common stock underlying the Warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The registration statement covering these securities will be filed with the SEC and with any required state securities commission subsequent to the filing of this Form 8-K.

In connection with the Offering, we agreed to file a registration statement on Form S-1 (“Registration Statement”) within 45 days after the Closing (“Filing Date”) and use our best efforts to have it declared effective within 180 days after the Closing (“Effective Date”) to register (i) 100% of the Shares issued in this Offering; and (ii) 100% of the shares of common stock underlying the Warrants issued in this Offering (“Warrant Shares”) (collective, (the “Registrable Securities”).

If a Registration Statement covering the registration of the Registrable Securities is not filed with the Commission by the Filing Date, we shall issue to each investor a number of shares of common stock equal to one percent (1%) of the Shares purchased by such investor in the Offering, per calendar month (pro rata for any period less than a calendar month) until such event is cured, up to a maximum of five percent (5%) of the Shares of the Company purchased by the investors in the Offering.

If (i) the Registration Statement is not declared effective by the Effective Date, (ii) the Company fails to file with the Commission a request for acceleration within five (5) business days of the date that the Company is notified by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, (iii) any Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective, or (iv) within one (1) year from the date the Company’s common stock is initially listed on a senior exchange, trading in the common stock is suspended or if the common stock is no longer quoted on or is delisted from a senior exchange (or other principal exchange on which the common stock is listed or traded) for any reason for more than five (5) business Days in the aggregate (any such failure or breach being referred to as an “Event”, and for purposes of clause “i” the date on which the Event occurs, or for purposes of clause “ii” the date on which such five (5) business day period is exceeded, or for purposes of clause “iii” after more than fifteen (15) business days, or for purposes of clause “iv” the date on which such five (5) business day period is exceeded, being referred to as the “Event Date”), the Company shall pay to the investors, on a pro rata basis, partial liquidated damages of one percent (1%) of the aggregate purchase price paid by each investor for each calendar month (pro rata for any period less than a calendar month) from the Event Date, until the applicable Event is cured, up to a maximum of five percent (5%) of the purchase price paid by each such investor.

The securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are not held by a Holder or a permitted transferee; and (iii) are not eligible for sale pursuant to Rule 144 (or any successor thereto) under the Securities Act. The term “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

In connection with filing the Registration Statement, if the Securities and Exchange Commission (the “SEC”) limits the amount of Registrable Securities to be registered for resale pursuant to Rule 415 under the Securities Act, then the Company shall be entitled to exclude such disallowed Registrable Securities (the “Cut Back Shares”) on a pro rata basis among the Holders thereof with a first priority given to the Warrant Shares.  The Company shall prepare, and, as soon as practicable but in no event later than the six months from the date the Company’s Registration Statement was declared effective, file with the SEC an additional Registration Statement (“Additional Registration Statement”) on Form S-1 covering the resale of all of the disallowed Registrable Securities not previously registered on an Additional Registration Statement hereunder.  In the event that Form S-1 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form.  The Company shall use its best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable.  No liquidated damages hereof shall accrue on or as to any Cut Back Shares, and the required Filing Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC comments.

Item 2.01Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on March 29, 2010, we acquired SCLI, which is in the business of breeding and raising commercial hogs in the People’s Republic of China (“China” or the “PRC”), in accordance with the Exchange Agreement.  The closing of the transaction took place on March 29, 2010. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the Interests of SCLI from the SCLI Shareholders; and the SCLI Shareholders transferred and contributed all of their Interests to us. In exchange, we issued a total of 5,623,578 shares of common stock to the SCLI Shareholders, their designees or assigns, which totals 99.97% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis as of and immediately after the Closing of Combination but prior to the Offering.

Pursuant to the terms of the Exchange Agreement, Sheila Hunter cancelled a total of 98,500 shares of common stock of the Company. Following the Combination prior to the Offering, there are 5,625,078 shares of common stock issued and outstanding.

SCLI was incorporated in the State of Nevada on July 28, 2009 as the indirect US holding company for Beijing Huaxin Tianying Livestock Technology, Ltd. (“Beijing Huaxin”) and Beijing Huaxin’s subsidiaries, which are in the business of breeding and raising commercial hogs in Jiangxi province of China. SCLI’s wholly-owned subsidiary, Mayson International Services Limited (“Mayson International”), was incorporated on July 25, 2008 under the laws of British Virgin Islands and owns 100% of Mayson Enterprises Services Limited (“Mayson Enterprises”), which was incorporated on July 25, 2008 under the laws of British Virgin Islands. On August 1, 2008, Mayson Enterprises acquired Mayson Holdings Limited, a Hong Kong limited liability company (“Mayson Holdings”). On September 9, 2008, Mayson Holdings established Beijing Huaxin, a wholly foreign owned enterprise under the laws of the PRC. On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. Dengfu Xu, Mr. Luping Pan, Mr. Mude Pan, Mr. Genkai Zhang, Mr. Xianyue Li, Mr. Min Yang and Ms. Jianying Xu, who are the former shareholders of Jiangxi Yingtan Huaxin Livestock Co., Ltd. (“Jiangxi Huaxin”), pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. Dengfu Xu kept the 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. Dengfu Xu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin. We operate our business mainly through Jiangxi Huaxin, our operating subsidiary in the PRC.  The Company has consolidated Jiangxi Huaxin’s operating results, assets and liabilities within its financial statements. Pursuant to the Exchange Agreement, SCLI became a wholly-owned subsidiary of the Company. SCLI, Mayson International, Mayson Enterprises, Mayson Holdings, Beijing Huaxin, and Jiangxi Huaxin are collectively referred to herein as “SCLI.”

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Combination.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Combination, with such information reflecting the Company and its securities upon consummation of the Combination.

BUSINESS

Overview

SCLI, through Jiangxi Huaxin, is in the business of breeding, raising and selling live hogs in the PRC. Jiangxi Huaxin was established in 2005, as a result of a merger of several hog farms and consequent acquisitions, each with more than ten years of operating history. Jiangxi Huaxin currently operates 7 subsidiaries with 19 breeding farms and owns approximately 80,000 hogs in the aggregate. The headquarters of Jiangxi Huaxin is located in southwest China in Yingtan City, Jiangxi province.  Jiangxi Huaxin’s hog breeding farms are located throughout Jiangxi province, and Jiangxi Huaxin is the largest hog breeder in Jiangxi province.

Our revenue increased approximately 23.5% for the three months ending December 31, 2009 compared to the three months ending December 31, 2008, despite a decline in hog prices, due to an increase in the number of hogs sold.  We generated over $11.3 million in sales and approximately $2.1 million in after tax net income for the three months ended December 31, 2009.

Our revenue decreased approximately 15.4% for the year ending September 30, 2009 comparing to the year ending September 30, 2008, mainly due to the outbreak of H1N1 influenza which affected the hog spot price and the hog breeding industry in general. We generated over $32.1 million in sales, and approximately $7 million in after-tax comprehensive income for the year ending September 30, 2009.

Historical Sales & Income Summary

($ in USD)	Three Months Ended December 31,			Fiscal Year Ended September 30,		%
	2009	2008	Growth	2009	2008	Growth
Revenue	$11,377,724	$9,208,087	23.6%	$32,140,033	$38,001,599	(15.4	) %
Gross Profit	$1,909,038	$1,926,902	(0.9)%	$6,337,017	$15,462,549	(59.0)%
Net Income	$2,124,391	$1,832,471	15.9%	$7,031,348	$15,121,018	(53.5)%

Organization & Subsidiaries

SCLI’s organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies. The Company’s organization structure post-Combination is summarized in the figure below:

SCLI was incorporated in the State of Nevada on July 28, 2009 as the indirect US holding company for Beijing Huaxin and Beijing Huaxin’s subsidiaries, which are in the business of breeding and raising commercial hogs in Jiangxi province of China. SCLI’s wholly owned subsidiary, Mayson International acquired Mayson Enterprises, which was incorporated on July 25, 2008 under the laws of British Virgin Islands. On August 1, 2008, Mayson Enterprises acquired Mayson Holdings, a Hong Kong limited liability company. On September 9, 2008, Mayson Holdings established Beijing Huaxin, a wholly foreign-owned enterprise under the PRC laws. On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. Dengfu Xu, Mr. Luping Pan, Mr. Mude Pan, Mr. Genkai Zhang, Mr. Xianyue Li, Mr. Min Yang and Ms. Jianying Xu, who are the former shareholders of Jiangxi Huaxin, pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. Dengfu Xu kept the 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. Dengfu Xu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin.

SCLI, through its operating subsidiary Jiangxi Huaxin, is in the business of breeding, raising and selling live hogs in the PRC. Jiangxi Huaxin was established in 2005, as a result of a merger of several hog farms and consequent acquisitions, each with more than ten years of operating history. Jiangxi Huaxin currently operates 7 subsidiaries with 19 breeding farms and owns approximately 80,000 hogs in the aggregate. The headquarters of Jiangxi Huaxin is located in southwest China in Yingtan City, Jiangxi province.  Jiangxi Huaxin’s hog breeding farms are located throughout Jiangxi province, and Jiangxi Huaxin is the largest hog breeder in Jiangxi province.

Mr. Liqiang Song owns 9,000,000 shares of SCLI, which represent 90% of the issued and outstanding shares of SCLI, and received 5,061,220 shares of common stock from the Company pursuant to the Exchange Agreement. Prior to the Closing Date, Liqiang Song entered into earn-in agreements with ten (10) individuals pursuant to which these individuals have the right to exercise their call rights for a total of 5,061,220 shares subject to the fulfillment of certain conditions.  Dengfu Xu and Luping Pan, who were appointed as our officers and/or directors following the Combination, have the right to exercise their call rights for a total of 1,801,795 shares of the Company’s common stock subject to the following conditions:  (1) 20% of the earn-in shares subject to the call right shall vest and become exercisable on the date that the individuals enters into an employment agreement with Beijing Huaxin for a term of not less than 3 years (“Condition 1”), (2) 30% of the earn-in shares subject to the call right shall vest and become exercisable on the Effective Date of the Registration Statement (“Condition 2”), and (3) 50% of the earn-in shares subject to the call right shall vest and become exercisable on the date of fulfillment of the 2010 net income of SCLI of a minimum of $6,000,000 (“Condition 3”). The additional eight (8) individuals have the right to exercise their call rights for the remaining 3,259,425 shares of the Company’s common stock subject to the following conditions:  (1) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 2, and (2) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 3.  The call right is exercisable at an exercise price of $0.01 per share (par value of the shares of SCLI) for a period of five years commencing from 180 days subsequent to the Closing of the Combination.

Market Summary

General

China is the world’s largest hog producer and pork consumer and dominates the global pig meat market.  According to statistics from the US Department of Agriculture, China produces 50% of all the pig meat production in the world. For 2009, China is expected to produce close to 47.0 million metric tons of an estimated world production of approximately 95.0 million metric tons.

According to a 2008 Agricultural Report published by Purdue University, China’s pork production in 2009 is forecast to grow at 3% to 46.8 million metric tons up from the 2008 production of approximately 45.6 million metric tons.  China had approximately 592 million heads of hogs at the end of 2008, up from 2006 and 2007.  Production in those years was affected by PRRS (Blue Ear Disease).  This disease is now effectively under control and did not have a negative effect on China’s hog production in 2009.  During late 2007 and the first half of 2008, short pork supplies pushed prices up sharply. Increased food prices were major factors in the rise of China’s consumer price index.

China consumes over 450 million hogs a year.  In terms of meat consumption in China, beef accounts for approximately 9%, poultry for approximately 21% and pork for approximately 65% of total China consumption, according to the National Statistics Bureau of China.  China’s pork consumption is forecasted to increase to 47.0 million metric tons up from 44.9 million metric tons in 2008, an increase of about 3%. Projected pork demand by 2015 is estimated to approach 68.0 million metric tons, an increase of 45%.  A comparison of pork and total meat consumption in China from 1996 to 2008 is shown in a chart below:

Pork vs. Total Meat consumption in China from 1996 to 2008*

* From China National Bureau of Statistics
** In 10,000 Ton Units

Urbanization and consequent growth of the middle class (estimated 250 million people in 2008) along with PRC policies protecting the swine industry reflect the importance of hog production as a social, economic and security issue for the consumer market in China.  China has enacted a number of laws to induce swine production. On January 1, 2008, the State Council announced a new regulation exempting companies involved in hog growing from corporate income tax. Additionally, the Food Safety Law, which became effective on June 1, 2009, allowed the government to take affirmative action aimed at strengthening the food safety control “from the production line to the dining table.” The PRC Government is creating a hog futures exchange to permit hedging of contracts.  It is expected to be operational in the near future.  Further, the Government maintains a “Strategic Meat Reserve” that is stocked predominantly with pork reserves.  These policies and programs underline the strategic value that the central PRC Government places on hog production.

In addition, a combination of increase in population and rise in the average disposable income creates growth in demand for pork products. A growing middle class increases demand for pork products and helps long term price appreciation. While pork spot prices fluctuate, especially recently with the psychological effect of the “swine flu”, the overall long term price trends are expected to continue to move up in the foreseeable future. In the second quarter of 2009 when the provincial live hog spot prices reached $1.48 - $1.65 per kilogram, China Commerce Ministry announced that it would increase its frozen pork reserves.  This measure was widely interpreted as the government’s attempt to protect pig farms from wild price fluctuations. With the Chinese government’s new measures, the prices recovered to about $2.06 per kilogram.

Breeding Hogs

According to the Foreign Agricultural Services [FAO-UN, http://www.99sj.com/News/182384.htm], the PRC is the world’s largest producer of pork and pork is the most widely-consumed meat in the PRC.  There are over 40 local pig breeds in China.  Chinese farms are looking to import foreign breeds that may improve the genetic profile of the PRC’s hog population, with the result being healthier animals and lower production costs.

Meat hogs production in the PRC is dominated by backyard farms (those that sell 5-10 hogs annually) and small farms (those that sell less than 100 hogs annually).  These farms accounted for an estimated 75% of all PRC hog production during 2008.  These farms sell their products to local rural markets.  The remaining 25% of the PRC’s hog production comes from larger farms - those that sell between 100 and 500 heads a year - 21% of the total market, those that sell between 500 and 10,000 heads account for an additional 3% and estimated that those that sell above 10,000 hogs account for the remaining 2% of the annual production.

Production

We engage in the business of breeding and raising hogs and piglets, then distributing them to trading agencies and pork distributors in the PRC.  We generate revenue primarily from the sale of hogs.  Since commencing operations in 2005, Jiangxi Huaxin has developed into the largest breeder in Jiangxi Province.  Jiangxi Huaxin controls each phase of pre-slaughter pork production in the following manner:

•	We breed and raise high quality breeding sows on our own facilities.

•	We breed the sows’ piglets and raise the piglets until they are marketable as hogs.

•	When the piglets mature, we then distribute the mature hogs to trading agencies, slaughter facilities, pork distributors, and other customers mainly in Shenzhen, Jiangxi and Shanghai cities in PRC.

Raw materials and suppliers

Feed is the most significant cost of operating a hog farm.  Hog farms of Jiangxi Huaxin purchase feed products and raw materials such as corn and soybeans from several feed suppliers under short-term contracts.  Below are our top three (3) feed suppliers:

	Name of Suppliers	For the Year Ended September 30, 2009 (Approximately)		For the Year Ended September 30, 2008 (Approximately)
		Amount ($)	Percentage	Amount ($)	Percentage
1	Yujiang Huangguizhen Feed Agency	19.1 million	82%	19.4 million	87%
2	Yingtan Tongxiaojin Feed Agency	1.1 million	5%	1.3 million	6%
3	Yujiang Qiuzhen Feed Agency	1.1 million	5%	0.5 million	2%
	Total	21.3 million	92%	21.2 million	95%

Our production cycle is approximately 5 months, and a breeding pig can give birth 2.2 times a year on average. A breeding pig can bear 10-12 piglets every 5 months, and breed for 4 years. The best time to sell hogs is when they grow to 115 to 125 Kg (Approximately 253 lbs – 275 lbs). We do not own or operate slaughterhouses. Our annual production in 2009 was approximately 170,000 heads, up from approximately 145,000 heads in 2008.  We do not need to spend on marketing since we provide a commodity product and the prices are set by the general market.  We can sell any quantity of its live hogs without any marketing efforts.

The breakdown of the cost of breeding

Pig breeding cost includes feed, piglet, labor, epidemic prevention and fixed depreciation. It costs us about $177 to raise a hog before selling it to the trading agencies.  This cost is comprised of approximately $129 of feed costs, $29 of piglet costs (amortized from breeding pigs), $6 of labor, $7 of epidemic prevention (and other miscellaneous veterinarian expenses) and $6 in depreciation.

The chart below represents approximate breakdown of breeding expenses:

Reserve Base Status

Our main farm, Baita Farm, was appointed as a “State Livestock Reserve Base” by State Ministry of Commerce in 2007 for its good quality of meat and high efficiency of operation. We are the first enterprise to be awarded with this qualification in Jiangxi province.

Location and its advantage

We are located in Jiangxi Province, which is in the mid-southern part of China. Because of its rural location, we enjoy low costs of land, materials and labor, which translate into lower end-product costs and thus competitive advantage. Also, our location is very advantageous because it is surrounded by rice, vegetable and other farms. As a part of the future growth plan for 2010 and 2011, we plan to make and sell organic fertilizer to the local farms. This new business will potentially solve the Company’s growing problem of manure disposal and create an additional profit source.

Sales and Marketing

We sell hogs to trading agencies mainly in Shenzhen, Jiangxi and Shanghai cities in China. We have been named an “Agriculture Production Base” by Shenzhen Agricultural Bureau. Seventy percent of our products are sold to Shenzhen city in China. In 2008 and 2009, the absolute majority of our hogs were sold to three government-affiliated trading companies in Shenzhen, Jiangxi and Shanghai as indicated in the chart below:

	Customers	For the Year ending September 30, 2009 (Approximately)		For the Year ending September 30, 2008 (Approximately)
		Amount ($)	Percentage	Amount ($)	Percentage
1	Shenzhen Dexing Food Development Co.	24.1 million	75%	27.0 million	71%
2	Jiangxi Guohong Food Development Co.	4.2 million	13%	6.5 million	17%
3	Shanghai Fuxing Food Development Co.	3.2 million	10%	4.1 million	11%
	Total	31.5 million	98%	37.6 million	99%

We have established long term partnership with the three companies above to sell most of our inventory as it becomes ready for sale. We have entered into certain sales contract with Shenzhen Dexing Food Development Co., which committed to purchase a total of 600,000 hogs per year commencing from March 24, 2009 for a period of three (3) years.

One of our main farms, Baita Farm, was appointed as “State Livestock Reserve Base” by the Ministry of Commerce for its good quality of breeding in 2007.  Therefore, the company enjoys government insurance of approximately $9.88 per head for all the sows. In China, it is customary to settle live hogs sales with cash and equivalents, virtually eliminating account receivables.

Competition

The hog production business in the PRC is highly segmented.  Meat hog production in the PRC is dominated by backyard farms (those that sell 5-10 hogs annually) and small farms (those that sell less than 100 hogs annually). These farms accounted for an estimated 75% of all PRC hog production during 2008. These farms sell their products to local rural markets. The remaining 25% of the PRC’s hog production comes from larger farms - those that sell between 100 and 500 head a year account for 21% of the production, those that sell between 500 and 10,000 head account for an additional 3% and estimated that those that sell above 10,000 hogs account for the remaining 2% of the annual production.

We primarily market our products within Shenzhen and Shanghai cities.  As a result, we compete broadly with the producers in these geographic regions.  Below are our main competitors:

•	Guangdong Wenshi Group – China’s largest pig breeding company. It produced 2 Million hogs and 700 Million chickens, with total sales of $2,633,600,000 in 2008.

•
Luoniushan Limited – China’s second largest pig breeding company. It is a public company trading on Shenzhen Stock Exchange under symbol “SZ: 000735” since 1997. Luoniushan Limited bred 450,000 hogs with the total sales of 1,640,340,000 in 2008.

•
Hunan Xinwufeng Limited – China’s third largest pig breeding company. It is a public company trading on Shanghai Stock Exchange under symbol “SH: 600975” since 2004. Hunan Xinwufeng Limited produced 350,000 pigs in 2008.

Competitive Advantages

Our piglets are bred internally. We obtained 40% gross margin in 2008, which is about a 10% gross margin advantage compared to the industry standard of 30% gross margin.

We maintain our competitive advantages by establishing long-term partnerships with state-owned trading companies, which are our main customers, thus eliminated marketing, selling and receivables costs.  As soon as our inventory of hogs is fully matured, they are immediately sold to these trading companies.

Our senior managers have over 20 years experience in hog breeding industry, and the Company’s Chairman also chairs Jiangxi Province Pig Breeding Association. Additionally, since our location is in a relatively rural area of the province, we are able to obtain lower than industry’s average cost of labor.  We incur higher than industry average epidemic prevention expenses because we, as a company believe that buying healthier feed including organic food for pigs results in lower risk of illnesses and healthier stock.  We have not experienced any animal disease outbreak for the last 10 years.

Health Issues and Risk Management

Our management developed very strict guidelines to prevent disease outbreaks. Contrary to common perception, besides H1N1, which may be contracted from live pigs, humans are generally not susceptible to pig diseases. Pigs, however, are very susceptible to human illnesses to the extent that a simple common human flu could potentially kill the whole pig farm.

Understanding these risks, the management took the following risk-management steps:

-	Diversification: the inventory is spread over 19 separate farms with no more than 20,000 hogs on any single farm to prevent disease spreading.

-	Control: We established 4 levels of on-site controls:

•	All workers must get permission and accept strict disinfection to enter the farms
•	Visitors are not allowed, except in rare cases and only during off-flu seasons
•	All materials, feed and water are tested before taken to the farm.
•	All workers are required to live at the farms, and they cannot leave the farm without permission of the management of the Company.

-
Prevention Costs:  We exceed the industry standards in epidemic prevention costs, but in return, we have not lost animals because of disease epidemics over the last 10 years. We incur higher than industry average epidemic prevention expenses by buying healthier feed including livestock organic food for pigs.

-
Government Support:  Due to the precautionary measures and recognized high standards of Jiangxi Huaxin, the government subsidizes insurance of the Company’s inventory.  Any damage caused by epidemics is to be reimbursed from the government funds.

Because of its measures, we have not had any outbreaks over the last 10 years and all breeding pigs are covered by government-sponsored disease insurance.

Future Plans

Growth via acquisitions:

We intend to acquire several pig farms at an average price of around $1.75 million per farm each with an average capacity of approximately 10,000 head per year. The pig breeding business is very fragmented. With thousands of small operators all over the PRC, there are many acquisition opportunities. Currently, because of the lower spot prices, many small operators cannot sustain their businesses and are willing to sell out to prevent total loss. The Company’s Chairman, Mr. DengFu Xu, who is the Chairman of Pig Breeding Association of Yujiang and Vice President of the Pig Breeding Association of Yingtan City is often presented with suitable acquisition opportunities at favorable prices.

Growth via fertilizer business:

The generation of organic waste is a major problem than all large animal farm operators all over the world have to manage. Our solution is to take advantage of its rural location and the fact that it is surrounded by rice and vegetable farms by processing its organic waste and selling it as organic fertilizer.  Organic fertilizers made from livestock manure are commonly used in China.  It is an environmentally friendly product and exempted from all tax with the current selling price around $117-$132 per ton.  We anticipate using the proceeds from the Offering to begin development of the organic fertilizer line of business beginning in 2010.  The company plans to spend $1.2 million to build and open up an organic fertilizer line by or during the 3rd quarter of 2010.  Such organic fertilizer product will be primarily made of pig waste. It will take about 2 to 3 months to build such production line.  With the increasing size of our farms, and with our advantageous location in the southern province with many farmlands, our top management believes that expanding into the fertilizer business is the most profitable, inexpensive and efficient vertical integration of our business.

Intellectual Properties

We have operating manuals for disease prevention, food preparation and general management “know-how”.

Environmental Protection

Our breeding farms are located in rural areas where there are no specific requirements imposed on us by China’s environmental protection agencies. Manure is currently used for production of methane for farm’s inner cook and for the generation of heat; however this is not the most efficient use of this commodity product. We believe that we have never been penalized by any environmental protection agencies. We therefore did not incur any significant environmental law compliance costs in the past.

Government Regulation

We obtain license and permits from Sanitary Department of Jiangxi Province each year for our breeder farms. We believe that we have never been penalized by any Sanitary Agencies.

Subsidiaries, Properties and Facilities

We have seven (7) subsidiaries and nineteen (19) farms in total as shown on the map below:

1. Yingtan Fuxing Development Trade Limited (“Yingtan Fuxing”): Yingtan Fuxing, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates eight (8) hog farms. Including:

•
Baita Farm. Baita Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 53,280 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2049. Baita Farm pays $1,466 annual rent under the terms of the lease.

•
Sanba (1) Farm. Sanba (1) Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 13,986 square meters of developed land, is leased from the Chinese government for a period of 17 years and is scheduled to expire on 2026. Sanba (1) Farm pays $440 annual rent under the terms of the lease.

•
Sanba (2) Farm. Sanba (2) Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 19,980 square meters of developed land, is leased from the Chinese government for a period of 20 years and is scheduled to expire on 2014. Sanba (2) Farm pays $293 annual rent under the terms of the lease.

•
The Third Farm. The Third Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 66,660 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2050. The Third Farm pays $220 annual rent under the terms of the lease.

•
Four-1 Farm. Four-1 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 26,640 square meters of developed land, is leased from the Chinese government for a period of 40 years and is scheduled to expire on 2055. Four-1 Farm pays $147 annual rent under the terms of the lease.

•
Four-2 Farm. Four-2 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 23,310 square meters of developed land, is leased from the Chinese government for a period of 40 years and is scheduled to expire on 2040. Four-2 Farm pays $176 annual rent under the terms of the lease.

•
Four-3 Farm. Four-3 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 23,310 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2053. Four-3 Farm pays $161 annual rent under the terms of the lease.

•
Wangjintang Farm. Wangjintang Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 53,280 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2034. Wangjintang Farm pays $2,786 annual rent under the terms of the lease.

2. Yujiang Decheng Livestock Limited (“Yujiang Decheng”): Yujiang Decheng, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates two (2) hog farms. Including:

•
The First Farm. The First Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 19,980 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2048. The First Farm pays $440 annual rent under the terms of the lease.

•
The Second Farm. The Second Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 26,640 square meters of developed land, is leased from the Chinese government for a period of 40 years and is scheduled to expire on 2044. The Second Farm pays $323 annual rent under the terms of the lease.

3. Yingtan Livestock Feed Limited (“Yingtan Livestock”): Yingtan Livestock, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
The First Farm. The First Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 51,948 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2034. The First Farm pays $1,144 annual rent under the terms of the lease.

4. Yujiang Xiangying Breeding Pigs Limited (“Yujiang Xiangying”): Yujiang Xiangying, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
Xiangying Farm. Xiangying Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 29,970 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2026. Xiangying Farm pays $733 annual rent under the terms of the lease.

5. Yujiang Xianyue Livestock Feed Development Limited (“Yujiang Xianyue”): Yujiang Xianyue, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
Xianyue Farm. Xianyue Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 33,300 square meters of developed land, is leased from the Chinese government for a period of 20 years and is scheduled to expire on 2014. Xianyue Farm pays $733 annual rent under the terms of the lease.

6. Yingtan Zhongtong Breeding Pigs Limited (“Yingtan Zhongtong”): Yingtan Zhongtong, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
Zhongtong Farm. Zhongtong Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 15,318 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2031. Zhongtong Farm pays $261 annual rent under the terms of the lease.

7. Yujiang Fengyuan Livestock Limited (“Yujiang Fengyuan”): Yujiang Fengyuan, a wholly-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates five (5) hog farms. Including:

•
New Farm. The New Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 39,960 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2054. The New Farm pays $1,100 annual rent under the terms of the lease.

•
Old Farm. The Old Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 39,960 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2046. The Old Farm pays $1,320 annual rent under the terms of the lease.

•
Three-1 Farm. The Three-1 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 29,970 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2034. The Three-1 Farm pays $418 annual rent under the terms of the lease.

•
Three-2 Farm. The Three-2 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 39,960 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2052. The Three-2 Farm pays $352 annual rent under the terms of the lease.

•
Three-3 Farm. The Three-3 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 26,640 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2039. The Three-3 Farm pays $513 annual rent under the terms of the lease.

All equipment in our subsidiaries and farms, which include small electricity power and water machines and feed process machines and firedamp process plant, are self-owned; only the farm lands are by lease from the Chinese government.

Insurance

We have insurance for every breeding pig that costs $8.80 per head, which is included in G&A expenses. We undertake $2.20 while the government covers the remaining $6.60.  The insurance provides coverage equal to $147 per breeding pig in the event of its death.

Employees

As of the date hereof, we have approximately 398 full-time employees. The breakdown of our employees by department is:

General and Administration Department	68
Production Department	290
Finance Department	16
Sales Department	24

Our employees are not represented by any collective bargaining agreement and we believe we have never experienced a work stoppage. We believe we have good relations with our employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

Our results of operations are cyclical and could be adversely affected by fluctuations in the commodity prices for hogs and feeds.

We are largely dependent on the cost and supply of hogs and feed ingredients and the selling price of our products, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

•	competing demand for corn for use in the manufacture of ethanol or other alternative fuels,

•	environmental and conservation regulations,

•	economic conditions,

•	weather, including weather impacts on the availability and pricing of corns, and

•	hog diseases.

We cannot assure you that all or part of any increased costs experienced by us from time to time can be passed along to consumers of our products, in a timely manner or at all. Hog prices demonstrate a cyclical nature over periods of years, reflecting the supply of hogs on the market. Further, hog raising costs are largely dependent on the fluctuations of commodity prices for corn and other feed ingredients. Additionally, an occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, and a decline in the market price for hogs. For example, hog prices in 2009 severely declined because of the outbreak of H1N1 influenza, which caused our revenue to decrease 15.4% from 2008 to 2009.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. While we are obligated to hire a qualified CFO to enable us to meet our ongoing reporting obligations as a public company in the US, such individuals are oftentimes difficult to locate and may not have all of the qualifications necessary to fulfill these legal obligations.  Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the shares being sold in this offering or the development of an active and liquid trading market for our stock.

Our plans to expand our production, to acquire additional hog farms and to improve and upgrade our internal control and management system will require capital expenditures in 2010.

Our plans to expand our production, to acquire additional hog farms and to improve and upgrade our internal control and management system will require capital expenditures in 2010. We may also need further funding for working capital, investments, potential acquisitions and fertilizer business and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

We depend on a concentration of customers, the loss of one or more of which could materially adversely affect our operations and revenues.

Our revenue is dependent in large part on significant orders from a limited number of customers. We depend on three (3) primary customers to purchase our product.   Sales to our three largest customers accounted for approximately 99% and 98% of our net sales during each of the years ended September 30, 2008 and 2009, respectively. Customer demand depends on a variety of factors including, but not limited to, our customers’ financial condition and general economic conditions. Even though we are in a commodity business, if our sales to any of our customers are reduced for any reason, such reduction may have an adverse effect on our business, financial condition and results of operations.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of pork products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

We encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

Guangdong Wenshi Group, Luoniushan Limited and Hunan Xinwufeng Limited are our main competitors. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the hog breeding industry may not provide a meaningful basis for evaluating our business. Jiangxi Huaxin entered into its current line of business in 2005, although the companies we have acquired have a longer operating history. Although its revenues have grown rapidly since its inception, we cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	expand our product offerings to fertilizer business and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated income growth;

•	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the hogs product industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow through acquisition and fertilizer business. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake acquisitions of additional hog farms or enter into and grow the fertilizer business, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by DengFu Xu, our Chairman, Luping Pan, our Chief Executive Officer, and Shu Kaneko, our Chief Financial Officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Dengfu Xu, Our Chairman, Luping Pan, our Chief Executive Officer and Shu Kaneko, our Chief Financial Officer. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth.  In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending September 30, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a domestic shell company, so that there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, SCLI prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

We may be subject to liability under the income tax laws in the PRC for failing to withhold income tax on the dividends paid to the shareholders.

Our Subsidiaries declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof.  However, in the event that the taxing authorities assess the company for these taxes, we will become liable for these taxes if we are unable to recover the amounts from the stockholders.

Risks Relating To Our Industry

The outbreak of animal diseases could adversely affect our operations.

An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and turnover. Recently, there has been an outbreak of streptococcus suis in pigs, principally in Sichuan Province, PRC, with a large number of cases of human infection following contact with diseased pigs. There also have been unrelated reports of diseased pigs in Guangdong Province, PRC. Our procurement and production facilities are located in Jiangxi Province, PRC and were not affected by the streptococcus suis infection. However, there can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in the PRC will not decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of pork products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness. Unlike most food processing companies in the United States, we do not maintain product liability insurance to cover our potential liabilities.

The sale of food products for human consumption involves an inherent risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical substances or other agents or residues during the various stages of production process. We cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters.

Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. Unlike most food processing companies in the United States, but in line with industry practice in the PRC, we do not maintain product liability insurance. Furthermore, the products manufactured from our hogs could potentially suffer from product tampering, contamination or degeneration or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products. Even if a situation does not necessitate a product recall, we cannot assure you that product liability claims by our distributors will not be asserted against us as a result. A product liability judgment against us or a product recall could have a material adverse effect on our revenues, profitability and business reputation.

If the pork market in the PRC does not grow as we expect, our results of operations and financial condition will be adversely affected.

We believe pork products have strong growth potential in the PRC and, accordingly, we have continuously increased our sales of breeding swine and hogs. However, the market for pork products in the PRC has grown in recent years due to the increased wealth of the average resident of China, which has been the result of double-digit annual growth in the Chinese economy.  Due to the worldwide recession, the growth of the Chinese economy has slowed.  If the pork market in the PRC does not grow as we expect, our business will be harmed, we will need to adjust our growth strategy, and our results of operation will be adversely affected.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Risks Relating to the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

PRC SAFE Regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business.

Recent regulations promulgated by SAFE, regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our stockholders and affiliates who are PRC residents, including Dengfu Xu and Luping Pan, to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law.

In 2005, SAFE promulgated regulations in the form of public notices, which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE regulations require that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals, known as “SPC,” intends to acquire a PRC company, such acquisition will be subject to strict examination by the SAFE. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. This could have a material adverse effect on us given that we expect to be a publicly listed company in the U.S.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC Operating Companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration.

Our securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the  customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Our securities have not been listed for trading on the OTC Bulletin Board or on any stock exchange and there can be no assurance that there will be a market developed for our securities in the future.

Our securities have not been quoted or listed for trading on the OTC Bulletin Board or on any stock exchange. Although our management will apply to a senior exchange for listing of our securities, there can be no assurance that a public market for our shares will be developed. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Even if a public market should develop, the price may be highly volatile. Because there may be a low price for our securities, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended September 30, 2009 and 2008, should be read in conjunction with the Selected Consolidated Financial Data, our financial statements, and the notes to those financial statements that are included elsewhere in this 8-K. References in this section to “we,” “us,” “our,” or the “Company” are to the consolidated business of SCLI, Mayson International, Mayson Enterprises, Mayson Holdings, Beijing Huaxin, Jiangxi Huaxin, Jiangxi Yingtan, Yingtan Livestock, Yingtan Yujiang, Yujiang Decheng, Yujiang Fengyuan, Yujiang Xianyue and Yujiang Xiangying.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

SCLI was incorporated in the State of Nevada on July 28, 2009 as the indirect US holding company for Beijing Huaxin and Beijing Huaxin’s subsidiaries, which are in the business of breeding and raising commercial hogs in Jiangxi province of China. Its wholly owned subsidiary, Mayson International acquired Mayson Enterprises, which was incorporated on July 25, 2008 under the laws of British Virgin Islands. On August 1, 2008, Mayson Enterprises acquired Mayson Holdings, a Hong Kong limited liability company. On September 9, 2008, Mayson Holdings established Beijing Huaxin, a wholly foreign owned enterprise under the PRC laws. On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. XU Dengfu, Mr. PAN Luping, Mr. PAN Mude, Mr. ZHANG Genkai, Mr. LI Xianyue, Mr. YANG Min and Ms. XU Jianying, who are the former shareholders of Jiangxi Huaxin, pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. XU Dengfu kept the 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. XU Dengfu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin. We operate our business mainly through Jiangxi Huaxin, our operating subsidiary in the PRC.

Current Business of the Company

We are engaged in the business of breeding and raising commercial hogs in the People’s Republic of China (“PRC”). We are the largest breeder in China Jiangxi province. We own 19 hog farms with approximately 80,000 pigs in aggregate.  These farms are located in Jiangxi provinces. We sell live hogs in one of China’s wealthiest regions Guangdong province, which has China’s highest hog prices as well as deep pork consuming cultures.

CRITICAL ACCOUNTING POLICIES, ESTIMATES AND ASSUMPTIONS

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues and expenditures, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include revenues recognition, valuation of inventories and provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this Report reflect the more significant judgments and estimates used in preparation of our financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

A. Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

B. Construction in Progress

Construction in progress represents buildings under construction and plant and equipment pending installation as of September 30, 2009 and 2008, and is stated at cost. Cost includes construction of buildings, acquisitions and installation of equipment, and interest charges arising from borrowings used to finance assets during the period of construction or installation and testing. No provision for depreciation is made on assets under construction until such time as the relevant assets are completed and ready for their intended commercial use.

C. Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

Buildings	10 – 50 years
Machinery and equipment	10 – 30 years
Motor vehicles	10 years

D. Long-Lived Assets

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144” codified as ASC 360), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121 codified as ASC 360, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 codified as ASC 360. SFAS 144 codified as ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 and 2007 there were no significant impairments of its long-lived assets.

E. Value Added Tax

According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from Value Added Tax (“VAT”). As a result, the Company was not subject to VAT for the fiscal years ended September 30, 2009 and 2008, respectively.

F. Income Tax

The Company utilizes SFAS No. 109 codified as ASC740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from income tax. As a result, the Company was not subject to income tax for the fiscal years ended September 30, 2009 and 2008, respectively.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

G. Government Subsidies

The Company records as income government subsidies when received from local government authority which are not subject to future return or reimbursement. Government subsidies received a total of $149,168 and $1,189,506 for the years ended September 30, 2008 and 2009.

H. Foreign Currency Translation

The Company follows SFAS No. 52 codified as 830, “Foreign Currency Translation”, for both the translation and re-measurement of balance sheet and income statement items into U.S. dollars. Resulting translation adjustments are reported as a separate component of accumulated comprehensive income (loss) in stockholders’ equity.

The Company maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date. Any translation gains (losses) are recorded in exchange reserve as a component of shareholders’ equity. Income and expenditures are translated at the average exchange rate of the year.

	2009	2008
Year-end RMB : US$ exchange rate	6.8290	6.8183
Average RMB : US$ exchange rate	6.8333	7.0987

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “Unified Exchange Rate”). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China (“PBOC). Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier’s invoices, shipping documents and signed contracts.

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

I. Revenue Recognition

The Company recognizes revenue when the live hogs ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, live hogs has been loaded on the transportation delivery note has been signed, the sales price is fixed and determinable, and collectibility is reasonably assured.

J. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates reflected in the Company’s financial statements include collectibility of account receivable, value of live hogs, useful lives and impairment of property and equipment. Actual results when ultimately realized could differ from those estimates and the differences could be material.

K. Employees’ Benefits

Mandatory contributions are made to the Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

L. Comprehensive Income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported as a component of the consolidated statements of shareholders’ equity.

M. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its customers, but does not require collateral. In order to determine the value of the Company’s accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable.

N. Shipping and Handling Costs

Shipping and handling costs are classified as cost of sales and are expensed as incurred. For the years ended September 30, 2008 and 2009, shipping and handling cost included in selling and marketing expenses were $7,718 and $5,582.

O. Advertising Costs

Advertising costs are expensed as incurred. For the years ended September 30, 2008 and 2009, advertising costs were $6,641 and $4,945.

P. Segment Report

The Company has one operating segment as of and for the years ended September 30, 2008 and 2009. The Company’s chief operating decision maker has been identified as the Company’s Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company operates primarily in the PRC and all of the Company’s long-lived assets are located in the PRC.

Q. Fair Value of Financial Instruments

The carrying value of financial instruments including cash, receivables, accounts payable, amount due to/(from) shareholders and accrued expenses, approximates their fair value at September 30, 2009 and 2008 due to the relatively short-term nature of these instruments.

R. Net Income per Common Share

Net income per common share is computed in accordance with SFAS No. 128, which is codified as ASC 260. “Earnings Per Share”. Basic earnings per common share is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted-average shares outstanding assuming conversion of all potentially dilutive convertible securities.

S. Contingent Liability

The Companies declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof. In the event that the taxing authorities assess the company for these taxes, they will be recorded as appropriate, depending on whether the these amounts can be recovered from the stockholders or not.

Recent Accounting Pronouncements

On December 4, 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS No. 141(R)”), “Business Combinations”, which is codified as ASC 805, and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is codified as ASC 810.  ASC 805 improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. To achieve this goal, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  ASC 805 also will reduce the complexity of existing GAAP. The newly issued standard includes both core principles and pertinent application guidance, eliminating the need for numerous EITF issues and other interpretative guidance.  ASC 810 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way - as equity in the consolidated financial statements. Moreover, ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions.  The two standards will be effective for fiscal years beginning after December 15, 2008 and earlier adoption is prohibited.  The Company is currently evaluating the impact of ASC 805 and ASC 810 on its financial position and results of operations following adoption.

On March 8, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”, which is codified as ASC 815.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company is currently evaluating the impact of ASC 815 on its financial position and results of operations following adoption.

In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets”, which is codified as ASC 350.  ASC 350 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  ASC 350 is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the impact of ASC 350 on its financial position and results of operations following adoption.

In June 2008, the FASB ratified EITF Issue No. 08-3, “Accounting for Lessees for Maintenance Deposits Under Lease Arrangements” (EITF 08-3), which is codified as ASC 840.  ASC 840 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. ASC 840 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of ASC 840 on its consolidated financial position and results of operations.

In October 2008, the Company adopted SFAS No.157, “Fair Value Measurements”, which is codified as ASC 820.  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements.  The adoption of the provisions of ASC 820 related to financial assets and liabilities, and other assets and liabilities that are carried at fair value on a recurring basis do not have a significant impact on the Company’s consolidated financial position, results of operations and cash flows.  The FASB provided for a one-year deferral of the provisions of ASC 820 for non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a non-recurring basis.  Accordingly, the Company is still evaluating the impact of the provisions of ASC 820 for non-financial assets and liabilities and is not yet in a position to determine such effects.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”, which is codified as ASC 860.  ASC 860 requires public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities.  ASC 860 is effective for the first reporting period ending after December 15, 2008. The Company is currently evaluating the impact of ASC 860 on its financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”, which is codified as ASC 805.  ASC 805 amends and clarifies FASB Statement No. 141 (revised 2007), “Business Combinations”, to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  ASC 805 shall be effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the effect of ASC 805 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (SFAS No. 166”).  SFAS No. 166 has not yet been codified in the FASB Accounting Standards Codification.  SFAS No. 166 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  SFAS No. 166 is applicable for annual periods after November 15, 2009 and interim periods therein and thereafter. The Company is currently evaluating the effect of SFAS No. 166 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810.  ASC 810 requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a Variable Interest Entity (“VIE”).  Under ASC 810, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.  ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.  ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities.  ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  ASC 810 is effective for the Company in the first quarter of fiscal 2011. The Company is currently evaluating the effect of ASC 810 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles”, which is codified as ASC 105.  ASC 105 establishes the “FASB Accounting Standards Codification” (“Codification”), which officially launched July 1, 2009, to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification.  Generally, the Codification is not expected to change U.S. GAAP. All other accounting literature excluded from the Codification will be considered non authoritative.  ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has adopted ASC 105 for the quarter ending September 30, 2009.  The adoption of this Statement will not impact the financial position and results of operation, as it only required disclosures.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”.  This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820.  The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. The guidance provided in this Update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this Update did not have a significant impact to the Company’s financial position and results of operation.

RESULTS OF OPERATIONS

Results of Operations for the Three Months Ended December 31, 2009 Compared To the Three Months Ended December 31, 2008

 The following table sets forth a summary of certain key components of our results of operations for periods indicated in dollars and as a percentage of revenues.

	For The Three Months Ended December 31,
	2009		2008		Change in %
Net revenue	$11,377,724	100%	$9,208,087	100%	24%
Cost of revenue	$9,468,686	83%	$7,218,815	79%	31%
Gross profit	$1,909,038	17%	$1,926,902	21%	(0.95)%
Operating expenses	$108,231	1%	$147,258	2%	(27)%
Income from operations	$1,800,807	16%	$1,779,644	19%	1%
Government subsidies	$263,627	2%	$-	0%	N/A
Income before income tax (provision) benefit	$2,124,391	19%	$1,832,471	19%	16%
Income tax provision	$-	-	$-		N/A
Net income	$2,124,391	19%	$1,832,471	19%	16%
Net income attributable to Southern China Livestock International Inc.	$2,081,577	18%	$1,795,707	20%	16%

Net Revenue

For the three months ended December 31, 2009, our net revenue increased 24% to $11,377,724 from $9,208,087 for the three months ended December 31, 2008. During the three months ended December 31, 2009, we sold hogs for 6,487,000 kilograms, representing an increase of 29.15% from 5,023,000 kilograms for the comparable period in 2008. The average unit selling price decreased 4.31% from RMB12.52 to RMB11.98per kilogram due to higher competition in the PRC hog market in 2009.

Cost of Revenue

As our cost of revenue consists primarily of the fodder expense, we have limited influence on such cost. The price of fodder is determined solely by suppliers and the price of grain. We will continue to strengthen our relationship with suppliers. The cost of revenue increased by 31% from $7,218,815 for the three months ended December 31, 2008 to 9,468,686 for the three months ended December 31, 2009. The average unit cost increased 0.7% from RMB9.90 to RMB9.97 per kilogram.

Operating Expenses

Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing and offices expenses. Operating expenses decreased 27% from $147,258 to $108,231 primarily as a result of the Company’s efforts in controlling costs.

Income tax provision and government subsidies

PRC has the world's largest and most profitable markets for hog production with approximately 600 million hogs produced annually. More than 1.2 billion Chinese consume pork as their primary source of meat, 65% of all meat consumed in the PRC is pork. Chinese consumers consume more pork each year than the rest of the world combined. Pork production in China is a key political, social and security issue for consumers. The PRC government supports hog producers with preferred tax status and subsidies, insurance, vaccines and land use grants. According to PRC tax laws and regulations, the business of agricultural breeding of livestock was exempt from Enterprise Income Tax (EIT) and Value Added Tax (“VAT”). With the effort from the government support on hog producers during recent year, the government subsidies increased to $263,627 from nil for the same period in 2008

 Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the three months ended December 31, 2009 that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests

Liquidity and Capital Resources

The following table sets forth the summary of our cash flows for the three months ended December 31, 2009 and 2008.

	Three Months Ended December 31,
	2009	2008

Net cash provided by operating activities	$3,976,174	$2,476,428
Net cash (used in) provided by investing activities	$(117,967)	$(248,924)
Net cash used for financing activities	$(3,347,322)	$(5,175,104)
Effect of exchange rate changes on cash	$112	$(4,957)
Cash and cash equivalents at beginning of period	$1,201,160	$3,551,320
Cash and cash equivalents at end of period	$1,685,157	$598,763

Operating Activities

During the three months ended December 31, 2009, net cash provided by operating activities was $3,976,174, as compared to net cash used for operating activities of $2,476,428 in the three months ended December 31, 2008.  This increase was primarily due to a decrease of inventory for $1,896,369 during the three months ended December 31, 2009, but only a decrease of inventory for $322,685 in the comparable period in 2008.

Investing Activities

During the three months ended December 31, 2009, net cash used in investing activities was $117,967, as compared to $248,924 of net cash used by investing activities for the comparable period in 2008. The decrease was primarily due to an increase in the amount of proceeds from disposal of biological assets from $69,522 to $120,226 and purchase of biological assets from $318,446 to $145,804.

Financing Activities

During the three months ended December 31, 2009, net cash used in financing activities was $3,347,322, as compared to $5,175,104 for the comparable period in 2008. The decrease of net cash used was primarily due to the repayments of stockholders loan and dividend paid to stockholders during the three months ended December 31, 2009.

Our total cash and cash equivalents decreased to $1,685,157 as of December 31, 2009, as compared to $598,763 as of December 31, 2008.

Results of Operations for the Fiscal Year Ended September 30, 2009 Compared To the Fiscal Year Ended September 30, 2008

The following table sets forth a summary of certain key components of our results of operations for periods indicated in dollars and as a percentage of revenues.

	For The Year Ended September 30,
	2009			2008		Change in %
Net revenue	$	32,140,033	100%	$38,001,599	100%	(15	) %
Cost of revenue	$	25,803,016	80%	$22,539,050	59%	14%
Gross profit	$	6,337,017	20%	$15,462,549	41%	(59	) %
Operating expenses	$	458,300	1%	$491,831	1%	(7	) %
Income from operations	$	5,878,717	18%	$14,970,718	39%	(61	) %
Government subsidies	$	1,189,506	4%	$149,168	0%	697%
Income before income tax (provision) benefit	$	7,174,710	22%	$15,428,911	40%	(54	) %
Income tax provision	$	-	N/A	$-	N/A	N/A
Net income	$	7,031,348	22%	$15,121,018	40%	(54	) %

Net Revenue

For the year ended September 30, 2009, our net revenue decreased 15% to $32,140,033 from $38,001,599 for the year ended September 30, 2008. During the fiscal year 2009, we sold hogs for 18,576,000 kilograms, representing an increase of 5.79% from 17,560,000 kilograms for the year ended September 30, 2008. The average unit selling price decreased 23.05% from approximately $2.53 to $1.95 per kilogram mainly due to the outbreak of H1N1 influenza, which affected the live hog spot prices and the hog breeding industry, as well as to the increase in competition in the PRC hog market in 2009.

Cost of Revenue

As our cost of revenue consists primarily of the fodder expense, we have limited influence on such cost. The price of fodder is determined solely by suppliers and the price of grain. We will continue to strengthen our relationship with suppliers. The cost of revenue increased by 14% from $22,539,050 for the year ended September 30, 2008 to $25,803,016 for 2009. The average unit cost increased 4% from $1.50 to $1.56 per kilogram.

Operating Expenses

Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing and offices expenses. Operating expenses decreased 7% from $491,831 to $458,300 primarily as a result of the Company’s efforts in controlling costs.

Income tax provision and government subsidies

PRC has the world’s largest and most profitable markets for hog production with approximately 600 million hogs produced annually. More than 1.2 billion Chinese consume pork as their primary source of meat, 65% of all meat consumed in the PRC is pork. Chinese consumers consume more pork each year than the rest of the world combined. Pork production in China is a key political, social and security issue for consumers. The PRC government supports hog producers with preferred tax status and subsidies, insurance, vaccines and land use grants. According to PRC tax laws and regulations, the business of agricultural breeding of livestock was exempt from Enterprise Income Tax (EIT) and Value Added Tax (“VAT”). With the effort from the government support on hog producers during recent year, the government subsidies increased 696% from $149,168 to $1,189,506 year to year.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth the summary of our cash flows for the years ended September 30, 2009 and September 30, 2008.

	Year Ended September 30,
	2009	2008

Net cash provided by operating activities	$8,809,604	$15,422,012
Net cash (used in) provided by investing activities	(30,679)	156,381
Net cash used for financing activities	(11,122,113)	(14,567,899)
Effect of exchange rate changes on cash	(6,972)	271,992
Cash and cash equivalents at beginning of period	3,551,320	2,268,834
Cash and cash equivalents at end of period	1,201,160	3,551,320

Operating Activities

During the year ended September 30, 2009, net cash provided by operating activities was $8,809,604, as compared to net cash provided by operating activities of $15,422,012 for the year ended September 30, 2008.  This decrease was primarily due to the decrease in net income from $15,121,018 to $7,031,348.

Investing Activities

During the year ended September 30, 2009, net cash used in investing activities was $30,679, as compared to $156,381 of net cash provided by investing activities for the comparable period in 2008. The decrease was primarily due to an increase in the amount of proceeds from disposal of biological assets from $434,471 to $283,541.

Financing Activities

During the year ended September 30, 2009, net cash used in financing activities was $11,122,113, as compared to $14,567,899 for the comparable period in 2008. The decrease of net cash used was primarily due to the repayments of stockholder loans and dividends paid to stockholders during the year ended September 30, 2008.

Our total cash and cash equivalents decreased to $1,201,160 as of September 30, 2009, as compared to $3,551,320 as of September 30, 2008.

OFF-BALANCE SHEET ARRANGEMENTS

There were no off-balance sheet arrangements during the year ended September 30, 2009 that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests

MANAGEMENT

Appointment of New Directors and Officers

At the Closing Date of the Exchange Agreement, Sheila Hunter, our sole officer, resigned from all her positions and Luping Pan and Shu Kaneko were appointed as the officers of the Company. Upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Sheila Hunter shall resign as the sole Director of the Company, and Dengfu Xu, Shu Kaneko, Luping Pan and Xin Zhao shall be appointed as the Directors of the Company

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Dengfu Xu	57	Chairman
Luping Pan	45	President, Chief Executive Officer, Secretary, and Director
Shu Kaneko	44	Chief Financial Officer and Director
Xin Zhao	36	Director

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have adopted a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

EXPEDITE 4 EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by the Company, for the year ended September 30, 2009 and 2008.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Sheila Hunter	2009	$0	$0	$0	$0	$0	$0	$0	$0
President, CEO	2008	$0	$0	$0	$0	$0	$0	$0	$0
and CFO (1)

(1)
On the Closing Date, Sheila Hunter tendered her resignation from all offices held in the Company, effective immediately, and from the Board of Directors, effective upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards as of the date hereof.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase our common stock pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

JIANGXI HUAXIN EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Jiangxi Huaxin, for the year ended September 30, 2009 and 2008.  The table below sets forth the positions and compensations for each officer and director of Jiangxi Huaxin.

Name	Title	09/30/2009 Fiscal Year Annual Salary (US$)	09/30/2008 Fiscal Year Annual Salary (US$)
Dengfu Xu (1)	Chairman	$29,200	$29,200
Luping Pan (1)	CEO	$29,200	$29,200

(1)
In connection with the Closing of the Combination, Mr. Dengfu Xu was appointed as the Chairman, effective upon the effectiveness of a Schedule 14f-1 Information Statement, and Luping Pan was appointed as Chief Executive Officer, President and Secretary of the Company, effective immediately at the Closing.

PRINCIPAL STOCKHOLDERS

Pre-Combination

The following table sets forth certain information regarding our securities beneficially owned as of the date hereof, for (i) each stockholder known to be the beneficial owner of 5% or more of Expedite 4’s outstanding shares of commons tock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Sheila Hunter	100,000	100%
212 Carnegie Center, #206
Princeton, NJ 08540

All Executive Officers and
Directors as a Group (1 Person)	100,000	100%

Post-Combination and Post-Offering

The following table sets forth certain information regarding our securities beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of Expedite 4’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common shares subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person and is based on 7,214,112 shares of common stock issued and outstanding on a fully converted basis as of the date hereof.

Name of Beneficial Owner	Number of Common Stock Owned	Percent of Class (1)
Liqiang Song (2)(3)	5,061,220	76.19%
Dengfu Xu (3)	1,075,206	16.19%
Luping Pan (3)	726,589	10.09%
Xin Zhao	0	0.00%
Shu Kaneko	0	0.00%
Xianyue Li (3)	418,411	6.30%
Genkai Zhang (3)	418,411	6.30%
Mude Pan (3)	488,104	7.35%
All Executive Officers and Directors as a group (4 persons)	1,801,795	26.28%

(1)	Based on 7,214,112 shares of common stock issued and outstanding after the Offering, assuming the exercise of the Warrants and Agent Warrants.

(2)	Liqiang Song was issued 5,061,220 shares pursuant to the Exchange Agreement at the Closing of the Combination.

(3)
Prior to the Closing Date, Liqiang Song entered into earn-in agreements with ten (10) individuals pursuant to which these individuals have the right to exercise their call rights for a total of 5,061,220 shares subject to the fulfillment of certain conditions as set forth herein.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. There are currently 6,643,078 shares of common stock issued and outstanding held by 58 shareholders and no shares of preferred stock were issued and outstanding.

(a) Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock. The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

(c) Warrants.  The Warrants are issued in conjunction with a purchase of the Units. Upon Closing of the Offering, we issued Warrants to purchase 509,000 shares of our common stock to investors and Warrants to purchase 62,034 shares of our common stock to placement agents.  Each Warrant entitles the holder to purchase one shares of common stock.  The Warrants may be exercisable in whole or in part, at an exercise price equal to $5.50 per share (“Exercise Price”).  The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fourth anniversary of the final closing of this Offering.  The Warrant may be exercised on a cashless basis, provided that, if, at any time after twelve (12) months from the Closing of the Offering, there is no effective Registration Statement, or no current prospectus available for, the resale of the Warrant Shares by the investor.

The Warrants will be detachable and separately transferable only during the warrant exercise period; upon the expiration of the warrant exercise period, the Warrants will expire and become void.

In order to exercise the Warrants, the Warrants must be surrendered at the office of the warrant agent prior to the expiration of the warrant exercise period, with the form of exercise appearing with the Warrants completed and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised.  In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised.  In our discretion, the warrant agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

The exercise price and number of the shares of common stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

Holders of Warrants do not have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the holders be entitled to receive dividends.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our securities have not been quoted or listed for trading on any stock exchange.

Holders

As of the date hereof, 6,643,078 shares of common stock are issued and outstanding.  There are approximately 58 shareholders of our common stock.

Dividend Policy

Our Subsidiaries declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof.  However, in the event that the taxing authorities assess the company for these taxes, we will become liable for these taxes if we are unable to recover the amounts from the stockholders.

We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of the date hereof, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Expedite 4, Inc.

On September 27, 2007, we issued 100,000 shares of common stock to Sheila Hunter for $100, or $.001 per share, in acceptance of the incorporation expenses for the Company.

We formerly used the office of the management at no cost to us. We ceased using the office space upon closing the Share Exchange.

Southern China Livestock International Inc.

Reorganization Related Transactions

Mr. Liqiang Song currently owns 9,000,000 shares, which represent 90% of the issued and outstanding shares of SCLI, and will receive 5,061,220 shares of common stock from Expedite 4 pursuant to the Exchange Agreement. Prior to the Closing Date, Liqiang Song will enter into earn-in agreements with ten (10) individuals pursuant to which these individuals will have the right to exercise their call rights for a total of 5,061,220 shares subject to the fulfillment of certain conditions.  Dengfu Xu and Luping Pan, who will be appointed as our officers and/or directors following the Combination, will have the right to exercise their call rights for a total of 1,801,795 shares of Expedite 4 common stock subject to the following conditions:  (1) 20% of the earn-in shares subject to the call right shall vest and become exercisable on the date that the individuals enters into an employment agreement with Beijing Huaxin for a term of not less than 3 years (“Condition 1”), (2) 30% of the earn-in shares subject to the call right shall vest and become exercisable on the Effective Date of the Registration Statement (“Condition 2”), and (3) 50% of the earn-in shares subject to the call right shall vest and become exercisable on the date of fulfillment of the 2010 net income of SCLI of a minimum of $6,000,000 (“Condition 3”). The additional eight (8) individuals will have the right to exercise their call rights for the remaining 3,259,425 shares of Expedite 4 common stock subject to the following conditions:  (1) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 2, and (2) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 3.  The call right is exercisable at an exercise price of $0.01 per share (par value of the shares of SCLI) for a period of five years commencing from 180 days subsequent to the closing of the share exchange agreement.

On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. Dengfu Xu, Mr. Luping Pan, Mr. Mude Pan, Mr. Genkai Zhang, Mr. Xianyue Li, Mr. Min Yang and Ms. Jianying Xu, who are the former shareholders of Jiangxi Huaxin, pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. Dengfu Xu kept the 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. Dengfu Xu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin.

Mr. Dengfu Xu and other fifteen stockholders made non-interest bearing loans to the Company from time to time to meet working capital needs of the Company. For the years ended September 30, 2009 and 2008, Jiangxi Huaxin made aggregate borrowings from the sixteen stockholders of $45,659 and $131,151, respectively, and made aggregate repayments to the sixteen stockholders of $9,366,132 and $12,582,246, respectively.  As of September 30, 2009 and 2008, the outstanding balances due from stockholders were $0 and $10,128,624, respectively. As of September 30, 2009 and 2008, the outstanding balances due to stockholders were $2,606,446 and $10,191,580, respectively.

In December 2007, seven subsidiaries of Jiangxi Huaxin declared dividend in the amount of $9,077,815 to its stockholders. Dividend in the amount of $1,941,297 was paid in cash and outstanding balance $7,136,518 were offset against the shareholders loan.

In December 2008, seven subsidiaries of Jiangxi Huaxin declared dividend in the amount of $13,329,328 to its stockholders. Dividend in the amount of $1,700,979 was paid in cash and outstanding balance $11,628,349 was offset against the shareholders loan.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides that we shall indemnify our directors to the full extent permitted by the provisions of Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) as the same may be amended and supplemented. Section 102(b)(7) of the DGCL, relating to indemnification is hereby incorporated herein by reference. Notwithstanding the above, our certificate of incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our director, officer or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Gately & Associates, LLC (“Gately”) served as our independent auditor in connection with the audits of the Company’s financial statements for the fiscal years ended September 30, 2009 and 2008, and review of the subsequent interim period through March 29, 2010.  In connection with the Combination, our board of directors recommended and approved the appointment of Schwartz Levitsky Feldman, LLP/SRL (“SLF”) as the independent auditor for the Company and SCLI.

During the fiscal years ended September 30, 2009 and 2008 and through the date hereof, neither us nor anyone acting on our behalf consulted SLF with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to us or oral advice was provided that SLF concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01 below.

Item 3.02Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on March 29, 2010, we issued 5,623,578 shares of common stock to individuals and entities as designated by the SCLI Shareholders in exchange for 100% of the outstanding shares of SCLI.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Pursuant to the Subscription Agreements, on March 29, 2010, we issued to the investors a total of 1,018,000 Shares and four-year warrants to purchase an aggregate of 509,000 shares of common stock of the Company, and additional warrants to purchase an aggregate of 62,034 to placement agents, at an exercise price of $5.50 per share. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Regulation D, Regulation S and Section 4(2) of the Securities Act. We made this determination based on the representations of investors, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i	On March 29, 2010, we dismissed Gately as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on March 29, 2010.
ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii
Gately’s reports on the financial statements of the Company for the years ended September 30, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of the Company through March 29, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Gately’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended September 30, 2009 and 2008 and interim unaudited financial statement through March 29, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided Gately with a copy of this Current Report on Form 8-K and requested that Gately furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Gately, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On March 29, 2010, the Board appointed Schwartz Levitsky Feldman LLP ("SLF") as the Company’s new independent registered public accounting firm. The decision to engage SLF was approved by the Company’s Board of Directors on March 29, 2010.

ii
Prior to March 29, 2010, the Company did not consult with SLF regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on March 29, 2010, we issued 5,623,578 shares of common stock to individuals and entities as designated by SCLI in exchange for 100% of the outstanding shares of SCLI to us.  As such, immediately following the Combination prior to the Offering, the individuals and entities designated by SCLI hold approximately 99.97% of the total voting power of our common stock entitled to vote prior to the Offering.

In connection with the Closing of the Combination, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Sheila Hunter resigned from all her officer positions effective immediately, and resigned from the Board of Directors upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.  Further, in connection with the resignation of Sheila Hunter, Luping Pan and Shu Kaneko were appointed as the new officers of the Company effective immediately and Dengfu Xu, Luping Pan, Shu Keneko and Xin Zhao were appointed as our directors upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Director and Officer

Subject to the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Sheila Hunter resigned as the sole member of our board of directors. On the Closing Date, Sheila Hunter resigned as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary, effective immediately. There were no disagreements between Sheila Hunter and the Company.

(b)   Appointment of Directors and Officers

Luping Pan and Shu Kaneko were appointed as our officers at closing, and upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Dengfu Xu, Luping Pan, Shu Keneko and Xin Zhao will be appointed as our directors:

NAME	AGE	POSITION
Dengfu Xu	57	Chairman
Luping Pan	45	President, Chief Executive Officer, Secretary, and Director
Shu Kaneko	44	Chief Financial Officer and Director
Xin Zhao	36	Director

The business background descriptions of the newly appointed directors and officers are as follows:

Dengfu Xu, Chairman

Mr. Xu has been appointed as our Chairman of the Board of Directors.  He has served as management of our subsidiary Jiangxi Huaxin since the formation of the company in 2005. He has over twenty years of experience in the pig breeding industry. Mr. Xu was a recipient of “Wuyi Model Worker” government award for his “brilliant” achievement in livestock breeding industry.  He is also the current Chairman of the Jiangxi Pig Breeding Association and a Delegate of Political Consultative Conference of Yingtan City.

Luping Pan, President, Chief Executive Officer, Secretary and Director

Mr. Pan has been appointed as our Chief Executive Officer, President, Secretary and Director. He has served as management of our subsidiary Jiangxi Huaxin since the formation of the company in 2005.  He has over twenty years of experience in the pig breeding industry.  Mr. Pan currently serves as Vice-Chairman of Jiangxi Pig Breeding Association and a Delegate of Political Consultative Conference of Yingtan City. From 1986 through 2001, Mr. Xu served as a trade manager with the Yujiang Trade and Economy Bureau.

Shu Kaneko, Chief Financial Officer and Director

Mr. Kaneko has been appointed as our Chief Financial Officer and as a member of the Board of Directors.  Mr. Kaneko has over 16 years of experience in the financial service industry.  He has served as the chief financial officer of Emerald Dairy Inc. since November 2007.  Prior to his position with Emerald Dairy, Mr. Kaneko worked with the financial services advisory group with Ernst & Young from 2001 through 2007.  Mr. Kaneko received his Master of Business Administration from Georgetown University.

Xin Zhao, Director

Ms. Zhao has been appointed as a member of the Board of Directors. She has served as management of our subsidiary Jiangxi Huaxin since the formation of the company in 2005. She has 15 years of financial experience as a Certified Public Accountant in China. From 1996 to 2004, Ms. Zhao worked as an accountant for Zhejiang Tianjian Accounting LLP. She worked as financial consultant for Yayi International (OTC.BB: YYIN) in 2007 and 2008.  Ms. Zhao received a bachelor’s degree in accounting from Northeast Financing University.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently did not enter into any employment agreement with our executive officers.

(e) Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.06Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Combination.  As a result of the Combination, SCLI became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Combination has caused us to cease to be a shell company.  For information about the Combination, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of SCLI as of September 30, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of SCLI as of December 31, 2009 and 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company and Southern China Livestock International Inc., dated March 29, 2010
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
4.1	Form of Warrant
10.1	Equity Transfer Agreement, dated November 3, 2008
10.2	Equity Transfer Agreement, dated January 13, 2010
10.3	Form of Earn-in Agreement I, dated February 10, 2010
10.4	Form of Earn-in Agreement II, dated February 10, 2010
10.5	Funding Escrow Agreement, dated March 29, 2010
10.6	Holdback Escrow Agreement, dated March 29, 2010
10.7	Escrow Agreement for Disbursement, dated March 29, 2010
10.8	Lock-Up Agreement, by and between the Company and Lockup Stockholders, dated March 29, 2010
16.1	Letter from Gately & Associates, LLC, dated April 1, 2010
99.1	The Audited Consolidated Financial Statements of SCLI as of September 30, 2009 and 2008
99.2	The Unaudited Consolidated Financial Statements of SCLI as of December 31, 2009 and 2008

(1) Incorporated herein by reference to the Form 10 Registration Statement filed on October 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITE 4, INC.

Date: April 1, 2010	By:	/s/ Luping Pan
Luping Pan President, Chief Executive Officer, Secretary and Director